Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of the University of St. Augustine Health Sciences (“USAHS”) by Perdoceo Education Corporation (“Perdoceo”).

On December 2, 2024, Perdoceo completed the acquisition of USAHS and pursuant to the terms of the purchase agreement, USAHS become a wholly owned subsidiary of Perdoceo. The preliminary purchase price of $136.9 million was funded with cash from operations and short-term available for sale investment balances.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2023

(dollars and weighted average shares outstanding in thousands, except per share amounts)

	Historical		Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
	PEC	USAHS
	For the Year Ended 12/31/2023		Note 2		Note 3		For the Year Ended 12/31/2023
REVENUE
Total revenue	$710,004	$170,451					$880,455

OPERATING EXPENSES
Educational services and facilities	130,324	-	52,786	2(a)	120	3(a)	202,531
			7,184	2(b)
			9,718	2(c)
			316	2(d)
			2,083	2(e)
General and administrative	398,084	-	17,832	2(a)			443,164
			10,824	2(b)
			2,935	2(c)
			11,405	2(d)
			2,084	2(e)
Wages and benefits	-	70,618	(70,618)	2(a)			-
Professional, contracted & subscription services	-	18,008	(18,008)	2(b)			-
Facilities, maintenance and insurance	-	12,653	(12,653)	2(c)			-
Advertising and marketing	-	11,721	(11,721)	2(d)			-
Other operating expenses	-	4,167	(4,167)	2(e)			-
Depreciation and amortization	16,887	18,580			10,255	3(b)	45,722
Asset impairment	14,263	-					14,263
Total operating expenses	559,558	135,747					705,680
Operating income	150,446	34,704					174,775

OTHER INCOME
Interest income	19,980	5,755			(6,720)	3(c)	19,015
Interest expense	(404)	-					(404)
Interest on debt obligations	-	(16,627)			16,627	3(d)	-
Interest on finance lease obligations	-	(3,552)			(502)	3(e)	(4,054)
Miscellaneous income	22,099	-					22,099
Total other income	41,675	(14,424)					36,656
PRETAX INCOME	192,121	20,280					211,431
Provision for income taxes	44,469	5,233			(243)	3(f)	49,459
NET INCOME	$147,652	$15,047					$161,972

NET INCOME PER SHARE - BASIC	$2.22						$2.44

NET INCOME PER SHARE - DILUTED	$2.18						$2.39

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,468						66,468
Diluted	67,826						67,826

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(dollars and weighted average shares outstanding in thousands, except per share amounts)

	Historical		Reclassification Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
	PEC	USAHS
	For the Nine Months Ended 09/30/2024		Note 2		Note 3		For the Nine Months Ended 09/30/2024
REVENUE
Total revenue	$504,832	$113,761					$618,593

OPERATING EXPENSES
Educational services and facilities	85,661	-	39,370	2(a)	79	3(a)	139,844
			5,646	2(b)
			7,505	2(c)
			231	2(d)
			1,352	2(e)
General and administrative	270,487	-	16,556	2(a)			305,230
			6,778	2(b)
			2,455	2(c)
			7,914	2(d)
			1,040	2(e)
Wages and benefits	-	55,926	(55,926)	2(a)			-
Professional, contracted & subscription services	-	12,424	(12,424)	2(b)			-
Facilities, maintenance and insurance	-	9,960	(9,960)	2(c)			-
Advertising and marketing	-	8,145	(8,145)	2(d)			-
Other operating expenses	-	2,392	(2,392)	2(e)			-
Depreciation and amortization	9,138	14,408			7,320	3(b)	30,866
Asset impairment	2,468	-	241,612	2(f)	(241,612)	3(g)	2,468
Total operating expenses	367,754	103,255					478,408
Operating income	137,078	10,506					140,185

OTHER INCOME
Interest income	21,685	4,755			(5,591)	3(c)	20,849
Interest expense	(529)	-					(529)
Interest on debt obligations	-	(14,025)			14,025	3(d)	-
Interest on finance lease obligations	-	(2,650)			(320)	3(e)	(2,970)
Loss on impairment of intangible assets		(241,612)	241,612	2(f)			-
Miscellaneous income (expense)	(7)	-					(7)
Total other income (loss)	21,149	(253,532)					17,343
PRETAX INCOME (LOSS)	158,227	(243,026)					157,528
Provision for (benefit from) income taxes	42,101	(63,295)			60,582	3(f)	39,388
NET INCOME (LOSS)	$116,126	$(179,731)					$118,140

NET INCOME PER SHARE - BASIC	$1.77						$1.80

NET INCOME PER SHARE - DILUTED	$1.73						$1.76

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,622						65,622
Diluted	67,110						67,110

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical information of Perdoceo and USAHS is presented in accordance with accounting principles generally accepted in the United States of America.

Reference should be made to the consolidated balance sheet and footnote 3 “Business Acquisition” in our Annual Report on Form 10-K for the year ended December 31, 2024 for combined balance sheet information and further discussion of the USAHS acquisition.

The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2023 and the nine months ended September 30, 2024 give effect to (i) the acquisition as if it had been completed on January 1, 2023, the beginning of Perdoceo’s most recently completed fiscal year and (ii) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined consolidated statement of income for the year ended December 31, 2023 is prepared using Perdoceo’s audited consolidated statement of income for the year ended December 31, 2023 and USAHS’ audited consolidated statement of operations for the year ended December 31, 2023. The unaudited pro forma condensed combined consolidated statement of income for the nine months ended September 30, 2024 is prepared using Perdoceo’s unaudited condensed consolidated statement of income for the nine months ended September 30, 2024 and USAHS’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2024.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with Perdoceo treated as the accounting acquirer for the acquisition.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the acquisition had been completed as of the dates set forth above, nor is it indicative of the future results of Perdoceo following the acquisition. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisition or of any integration costs. The unaudited pro forma condensed combined financial information does not purport to project the future operating results of Perdoceo following the acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the separate historical audited consolidated financial statements of Perdoceo as of and for the year ended December 31, 2023, included in Perdoceo’s Annual Report on Form 10-K filed with the SEC on February 21, 2024;

•
the separate historical unaudited consolidated financial statements of Perdoceo as of and for the nine months ended September 30, 2024, included in Perdoceo’s Form 10-Q filed with the SEC on November 12, 2024;

•
the separate historical audited consolidated financial statements of USAHS as of and for the year ended December 31, 2023, included as Exhibit 99.1 of this 8/K-A;

•
the separate historical unaudited consolidated financial statements of USAHS as of and for the nine months ended September 30, 2024, included as Exhibit 99.2 of this 8/K-A;

2. Reclassification Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

Certain reclassifications are reflected in the pro forma adjustments to conform USAHS’ presentation to Perdoceo’s in the unaudited pro forma condensed combined statements of income. These reclassifications have no effect on previously reported total assets, total liabilities and shareholders’ equity, or net income of Perdoceo or USAHS.

The following reclassification adjustments were made to conform USAHS’ presentation to Perdoceo’s presentation:

(a)
Represents the reclassification of Wages and Benefits expense to the functional expense classifications of Educational Services & Facilities expense and General & Administrative expense.

(b)
Represents the reclassification of Professional, Contract & Subscription Services expense to the functional expense classifications of Educational Services & Facilities expense and General & Administrative expense.

(c)
Represents the reclassification of Facilities, Maintenance & Insurance expense to the functional expense classifications of Educational Services & Facilities expense and General & Administrative expense.

(d)
Represents the reclassification of Advertising & Marketing expense to the functional expense classifications of Educational Services & Facilities expense and General & Administrative expense.

(e)
Represents the reclassification of Other Operating expense to the functional expense classifications of Educational Services & Facilities expense and General & Administrative expense.

(f)
Represents the reclassification of Loss on Impairment of Intangible Assets from non-operating to operating expense.

3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

(a)
Represents the adjustment to lease expense for remeasured operating leases.

(b)
Represents the adjustment to record elimination of historical depreciation and amortization expense and recognition of new depreciation and amortization expense related to property & equipment, remeasured finance leases and identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense was calculated based on the estimated fair value of each of the identifiable intangible assets and the periods in which the associated economic benefits are expected to be derived. The depreciation of property, plant and equipment is calculated based on the estimated fair value of each asset and the associated remaining useful lives.

The adjustment for the depreciation and amortization expense is as follows (dollars in thousands):

	For the Year Ended December 31, 2023	For the Nine Months Ended September 30, 2024

Reversal of USAHS’ historical amortization expense-intangible assets	$(2,031)	$(1,896)
Amortization of acquired identifiable intangible assets	12,958	9,719
Reversal of USAHS’ historical amortization expense-finance leases	(5,132)	(3,849)
Amortization of remeasured finance leases	4,761	3,571
Reversal of USAHS’ historical depreciation expense	(11,417)	(8,663)
Depreciation of acquired property, plant and equipment	11,116	8,438
Total depreciation and amortization expense adjustment	$10,255	$7,320

(c)
Represents the reduction of interest income for Perdoceo related to the portion of cash and available for sale short-term investments used for the purchase of USAHS.
(d)
Represents the reversal of USAHS’ historical interest expense on debt obligations.
(e)
Represents the adjustment to interest expense for remeasured finance leases.
(f)
Represents the income tax adjustment resulting from the aggregate change in expenses due to the transaction accounting adjustments and financing adjustments described herein. The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments and are not necessarily indicative of the effective tax rate of Perdoceo following the acquisition, which could be significantly different depending on post-acquisition activities.

(g)
Represents the removal of USAHS’s historical loss on impairment of intangible assets.